EMPLOYMENT AGREEMENT


                  EMPLOYMENT AGREEMENT (the "Agreement") dated May 15, 2000, by and between The Dun & Bradstreet Corporation (the "Company") and Allan Z. Loren ("Executive").

                                   WITNESSETH:

WHEREAS, the Company desires to employ Executive and to enter into an agreement embodying the terms of such employment;



                  WHEREAS, Executive desires to accept such employment and enter into such an agreement;



                  NOW THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:



                  1. Term of Employment. Executive shall be employed by the Company for a period commencing on May 30, 2000 (the "Commencement Date") and ending on May 30, 2003 (the "Employment Term") on the terms and subject to the conditions set forth in this Agreement. The Company and Executive will use reasonable business efforts to determine prior to December 31, 2002, whether they wish to extend this Agreement, enter into a new employment agreement on such terms and conditions as are mutually agreed by the parties or permit the Employment Term to expire.

                  2. Position and Location.

                           a.     Effective on the Commencement Date, Executive
shall serve as the Chairman and Chief Executive Officer of Dun & Bradstreet, Inc. ("D&B Inc.") and shall be appointed to serve as a member of the board of directors of the Company without additional compensation. Following the proposed spin-off of The New D&B Corporation ("New D&B") from the Company (the "Spinoff"), Executive shall serve as the Chief Executive Officer of New D&B and shall be appointed as the Chairman of the board of directors of New D&B. At all times, Executive shall have such duties and authority as are commensurate with his then position. Prior to the Spinoff, Executive shall report only to the Chief Executive Officer of the Company and after the Spinoff Executive shall report only to the Board of Directors of New D&B. As used in this Agreement, the term "Board" shall mean the board of directors of the Company prior to the Spinoff and the board of directors of New D&B following the Spinoff.

                           b.       During the Employment Term, Executive will
devote substantially all of Executive's business time and efforts to the performance of Executive's duties hereunder and, except as provided in the next sentence, will not engage in any other business, profession or occupation for compensation or otherwise, without the prior written consent of the Board or, prior to the Spinoff, the Chief Executive Officer of the Company. Nothing
herein  shall preclude   Executive   from   accepting   appointment  to  civic
or charitable directorships or trusteeships, or otherwise being involved in charitable activities or managing his personal and family passive investments; provided in each case, and in the aggregate, that such activities do not
materially conflict or interfere with the  performance of Executive's   duties
hereunder or conflict with Section 9. Executive may continue to serve as a director or trustee on the organizations in which he currently serves and which are identified on Exhibit A hereto.

                           c.       Unless  otherwise mutually  agreed  by the
parties, Executive's principal offices shall be located at the Company's headquarters in Murray Hill, New Jersey.

                  3. Base Salary. The Company shall pay Executive a base salary at the annual rate of $700,000, as may be increased (but not decreased) from time to time (the "Base Salary"), payable in regular installments in accordance with the Company's usual payment practices. Executive shall be entitled to such increases in Executive's Base Salary, if any, as may be determined from time to time in the sole discretion of the Board. The Board shall review Executive's Base Salary for fiscal year 2001 during or before January 2001.

                  4.       Bonus.

                           a.        Sign-On  Bonus.  Subject  to  Executive's
continued employment with the Company, Executive shall receive (i) a sign-on bonus equal to $700,000 on January 2, 2001; provided, however, that such bonus shall be reduced by the lesser of (A) $291,667 and (B) the amount of any annual bonus that Executive receives from the American Express Company, or its
subsidiaries (such reduction, the "Prior  Bonus");  provided,  further,   that,
if the Prior Bonus has not been determined prior to January 2, 2001, Executive shall receive $700,000 on January 2, 2001 and shall reimburse the Company in an amount equal to the Prior Bonus within ten (10) days after the receipt of such bonus and (ii) a sign-on bonus equal to $700,000 on January 2, 2002.

                           b.       Annual  Bonus. With respect to  each  fiscal
year during the Employment Term, pursuant to the Company's Covered Employee Cash Incentive Plan (or any successor thereto), Executive shall be eligible to earn an annual bonus award (an "Annual Bonus") based on the achievement of such goals and performance measures (including financial and employee satisfaction goals)
as  may be  established  by  the  compensation  committee  of  the   Board (the
"Committee"). The maximum Annual Bonus for fiscal year ending December 31, 2000 and fiscal year ending December 31, 2001 shall be 100% of Base Salary.
The target Annual Bonus for each fiscal year following the fiscal year ending December 31, 2001 shall be 100% of Base Salary, with a maximum Annual Bonus of 200% of Base Salary.

                  5.       Equity Arrangements.

                           a.       Initial Equity Awards.  Effective as of the
Commencement Date, Executive shall be awarded an initial one-time grant (the "Initial Grant"), under the 1998 Dun & Bradstreet Corporation Key Employees' Stock Incentive Plan (the "Incentive Plan"), of (i) a stock option to purchase 500,000 shares of common stock of the Company (the "Option"), as well as a tandem limited stock appreciation right in connection with the Option and (ii) 75,000 restricted shares of common stock of the Company (the "Restricted Stock"). The shares subject to the Option and the Restricted Stock shall vest on the third anniversary of the Commencement Date, subject
to  Executive's   continued employment,  or  earlier  as  provided  herein.  If
Executive's employment terminates due to death, Disability, by the Company without Cause or Executive's resignation for Good Reason or there is a Change in Control (as defined in the Incentive Plan), all Options and Restricted Stock shall immediately vest (to the extent not then vested). The Company further
agrees that upon such event (or,  if the event is a  Change in  Control,   the
termination of Executive's employment thereafter) or if Executive's employment shall terminate for any reason (including expiration of the Employment Term) other than death or by the Company for Cause on or after May 30, 2003, such termination shall be deemed to be a "Retirement" within the meaning of the Incentive Plan. Accordingly, Executive shall have the additional period of time set forth in Section 7(f) of the Incentive Plan in which to exercise the Option. The exercise price of the Option shall be the Fair Market Value (as defined in the Incentive Plan) of the shares of common stock of the Company (the "Shares") on the Commencement Date and shall have a ten (10)-year term.

             (i) As of the Spinoff, (i) the Option shall be cancelled and (ii) Executive shall receive a replacement stock option (the "Replacement Option") for the purchase of shares of common stock of New D&B only (the "New D&B Shares"). The number of New D&B Shares covered by the Replacement Option shall be determined by (i) multiplying the number of Shares covered by the cancelled Option by a fraction, the numerator of which equals the price of a Share as of the last trade on the New York Stock Exchange ("NYSE"), immediately prior to the Spinoff (the "Share Price"), and the denominator of which equals the price of a New D&B Share as of the last trade on the NYSE or NASDAQ, as the case may be, on a "when issued" basis on the last trading day immediately prior to the Spinoff (the "New D&B Price") (such fraction, the "New D&B Ratio") and (ii) rounding down the result to a whole number of shares. The exercise price of the Replacement Option shall be determined by multiplying the exercise price of the cancelled Option by the reciprocal of the New D&B ratio, rounded to the nearest whole cent. All other terms of the Replacement Option shall remain substantially identical to the terms of the cancelled Option.

             (ii) As of the Spinoff, Restricted Stock and any New D&B Shares distributed in respect of the Restricted Stock pursuant to the Spinoff ("Dividend Restricted Stock") shall be forfeited and Executive shall receive replacement New D&B Shares of restricted stock ("New D&B Restricted Stock") equal to the product of the number of shares of forfeited Restricted Stock multiplied by a fraction, the numerator of which equals the Share Price, and the denominator of which equals the New D&B Price; such replacement shares of New D&B Restricted Stock shall have substantially identical terms as the Restricted Stock.

             b. Additional Equity Awards. Beginning in fiscal year 2001, Executive may be entitled to annual grants of stock options as determined in the sole discretion of the Committee; provided, however, that the Committee may consider the Initial Grant in determining whether Executive shall receive an annual grant of stock options with respect to fiscal year 2001. In the event Executive's employment continues beyond the Employment Term, Executive shall be entitled to an annual grant of 25,000 shares of restricted common stock (as adjusted to reflect the Spinoff, stock dividends, stock splits, recapitalizations, reorganizations and other similar events), subject to the same terms and conditions as the Initial Equity Award of Restricted Stock but fully vested, subject to Executive's continued employment, upon the first anniversary of the date of grant, or earlier upon his death, Disability, resignation for Good Reason, termination by the Company without Cause or expiration of his employment term as set forth in any written employment agreement with the Company. At the time of the Spinoff, the Board will review Executive's equity package to insure general compliance with the spirit of the original agreement.

                  6. Employee Benefits. During the Employment Term, Executive shall be entitled to participate in the Company's employee benefit plans as in effect from time to time (other than the Executive Transition Plan and the Career Transition Plan) (collectively, "Employee Benefits"), on the same basis as those benefits are generally made available to other senior executives of the Company, including, but not limited to, participation in The Dun & Bradstreet Corporation Retirement Account, the Pension Benefit Equalization Plan of The Dun & Bradstreet Corporation and the Supplemental Executive Benefit Plan of The Dun & Bradstreet Corporation and any successor plans thereto. Notwithstanding the foregoing, when Executive's employment terminates (other than a termination of employment by the Company for Cause or due to Executive's resignation without Good Reason prior to May 30, 2003), Executive shall (i) become fully vested in the Supplemental Executive Benefit Plan and (ii) be entitled to retiree medical, dental and life insurance benefits coverage (notwithstanding any failure to satisfy any age or service requirements) under the Company plans, as provided to other retired executives of the Company (secondary to any other medical or dental coverage Executive receives following termination of employment) (the "Welfare Benefits").

                  7.       Business Expenses and Perquisites.

                           a.       Expenses.  During the Employment Term,
reasonable business expenses incurred by Executive in the performance of Executive's duties hereunder shall be reimbursed by the Company in accordance with Company policies.

                           b.       Perquisites. The Company shall reimburse
Executive for expenses incurred in relocating to the New Jersey area in accordance with the Company's relocation policy, including, without limitation, any portion of the $200,000 deposit (on a net no after tax cost basis) on
Executive's  New York condominium  that  Executive  is  required  to   forfeit
as a result of such relocation. In connection with such relocation, the Company shall reimburse Executive (on a net no after tax cost basis) for temporary housing for up to six (6) months, subject to extension as determined by the Committee in good faith if the Spinoff is delayed. During the Employment Term, the Company shall lease Executive an automobile, pay the maintenance and insurance expenses associated with such automobile and reimburse Executive for business mileage in accordance with Company policy.

                  8.       Termination.

                           a.      By the Company for Cause, Death or Disability
or By Executive's Voluntary Resignation Without Good Reason.

                           (i)  The Employment Term and Executive's  employment
hereunder may be terminated by the Company for Cause, death or Disability and shall terminate automatically upon Executive's resignation without Good Reason.

                           (ii) For purposes of this  Agreement,  "Cause"  shall
mean  (A)  willful  malfeasance  or   willful   misconduct  by   Executive  in
connection   with  his employment,  resulting, in either case, in a significant and demonstrable injury to the Company, (B) willful continuing failure of Executive to perform his material duties under this Agreement after written notice of his failure to so perform (other than as a result of physical or mental incapacity); provided that clause (B) is intended to be based on the
efforts  of  Executive,  not  the  quality of  the  services   performed,  (C)
Executive's conviction of, or pleading nolo contendere to, a felony (other than a traffic infraction or as a result of vicarious liability) or (D) Executive's material willful and knowing breach of the Agreement that remains uncured for a period of ten (10) business days following Executive's receipt of written notice from the Company describing such breach. For the purposes of this Agreement, no act, or failure to act, on Executive's part shall be considered "willful" unless done or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Company. Notice of Termination for Cause shall be required to include a copy of a resolution duly adopted by at least two-thirds (2/3) of the entire membership of the Board (other than Executive) at a meeting of the Board which was called for the purpose of considering such termination and which Executive and his representative had the right to attend and address the Board, finding that, in the good faith determination of the Board, Executive engaged in conduct set forth in the definition of Cause herein and specifying the particulars thereof in reasonable detail. The date of termination for a termination for Cause shall be the date indicated in the Notice of Termination. Any purported termination for Cause which is held by a court not to have been based on the grounds set forth in this Agreement or not to have
followed   the  procedures  set  forth  in  this  Agreement  shall  be deemed a termination by the Company without Cause. No event described in this Section 8(a)(ii) shall constitute Cause under this Agreement if the Company has not
provided   Executive with  a  Notice  of  Termination  within  ninety (90) days following the date the chairman of the audit committee of the Company first becomes aware of Executive engaging in conduct constituting Cause.

                           (iii) For  purposes of this  Agreement,  "Disability"
shall mean Executive's inability to perform his material duties for a period of at least six (6) consecutive months or an aggregate of nine (9) months in any twenty-four (24) month period as a result of a physical or mental incapacity. The Company may terminate Executive due to Disability on thirty (30) days prior written notice given during the period Executive is unable to perform his material duties as a result of a physical or mental incapacity; provided, that Executive has not returned to the performance of his material duties prior to the end of the applicable six (6) month or nine (9) month period described above.

                           (iv) For  purposes of the  Agreement,  "Good  Reason"
shall mean (A) diminution of Executive's then title, (B) material diminution of Executive's then duties, responsibilities, authority or reporting lines, (C) the assignment to Executive of duties not commensurate with his then position,
(D) the Spinoff not occurring prior to March 31, 2001, (E) relocation of Executive's principal office by more than thirty-five (35) miles, (F) failure to appoint Executive to the Board or any removal of him therefrom or non re-election of him thereto, (G) any material willful and knowing breach of the Agreement by the Company (including but not limited to under Section
13(e)  hereof) or Section 5(i) of Executive's  Change in   Control  Agreement;
provided that none of the events described in clauses (B), (C) or (G) shall constitute Good Reason unless Executive shall have notified the Company in writing describing the events which constitute Good Reason and then only if the Company shall have failed to cure such event within ten (10) business days after the Company's receipt of such written notice. No event described in this
Section 8(a)(iv) shall constitute Good Reason under this Agreement if Executive has not provided the Company with a Notice of Termination within ninety (90) days following the date Executive first becomes aware of such event constituting Good Reason.

                           (v)  If Executive's employment is  terminated  by the
Company for Cause,  death or  Disability or if Executive  resigns  without Good
Reason after giving  the  Company  ten (10)  business   days  advance  written
notice of such resignation, Executive shall be entitled to receive the following benefits:

                           (A) the  Base  Salary  through  the  date  of
                  termination;

                           (B) any Sign-On or Annual  Bonus earned but unpaid as
                  of the date of termination for any previously completed fiscal year;

                           (C)  reimbursement  for  any  unreimbursed   business
                  expenses incurred by Executive in accordance with Company policy prior to the date of Executive's termination;

                           (D) such Employee Benefits, if any, as to which Executive may be legally entitled under the employee benefit plans and equity plans of the Company (including, in the event of a termination other than (i) by the Company for Cause or
                  (ii) by Executive without Good Reason prior to May 30, 2003, the Welfare Benefits) (the amounts described in clauses (A) through (D) hereof being referred to as the "Accrued Rights");

                           (E) In the case of death or Disability,  full vesting
                  of the Options, the Restricted Stock and any other equity awards or grants; and

                           (F) In the  case of death or  Disability,  an  amount
                  equal to $700,000 multiplied by a fraction, the numerator of which is the number of days during the fiscal year of termination that Executive was employed by the Company with Executive being deemed to be employed as of January 1, 2000 and the denominator of which is 365; provided, however, that, if such termination occurs during fiscal year 2000, such amount shall be reduced by the Prior Bonus (the "Pro Rata Bonus").

                  Following such termination of Executive's employment by the Company for Cause, death or Disability or resignation by Executive without Good Reason, except as set forth in this Section 8(a)(v), Executive shall have no further rights to any compensation or any other benefits under this Agreement or any other severance plan, severance policy or severance arrangement of the Company or its affiliates, except as provided in this Agreement.

                           b.       By the Company Without Cause or Resignation
by Executive for Good Reason.

                           (i)  The Employment Term and Executive's employment
hereunder may be terminated by the Company without Cause or by Executive's resignation for Good Reason.

                           (ii) If  Executive's  employment is terminated by the
Company without Cause (other than by reason of death or Disability) or pursuant to a resignation by Executive for Good Reason, Executive shall be entitled to:

                           (A)  receive the Accrued Rights;

                           (B) receive, subject to Executive's continued compliance with the provisions of Sections 9 and 10, (i) continued payment of the Base Salary until the expiration of the Employment Term determined as if such termination had not occurred and (ii) to the extent not previously received, (A) the Sign-On Bonuses and (B) Annual Bonuses equal to $700,000 for the fiscal year ending December 31, 2002 and $290,000 for the fiscal year ending December 31, 2003, payable in a lump sum when such Bonuses would otherwise have been paid if Executive continued employment with the Company for the remainder of the Employment Term; provided that the amount received under this Section B shall in no event be less than one (1) year's Base Salary plus $700,000;

                           (C) full vesting of the Option,  the Restricted Stock
                  and all other equity awards or grants, with the right of Executive to exercise the Option during the shorter of (i) the remaining stated term of the Option or (ii) five years after the date of such termination of employment; and

                           (D) an accrued benefit in the Supplemental  Executive
                  Benefit Plan determined as if Executive's employment continued for the remainder of the Employment Term and Executive received the Bonuses described in Section 8(b)(ii)(B)(ii).

                  Following Executive's termination of employment by the Company without Cause (other than by reason of Executive's death or Disability) or by Executive's resignation for Good Reason, except as set forth in this Section 8(b)(ii), Executive shall have no further rights to any compensation or any other benefits under this Agreement or any other severance plan, severance policy or severance arrangement of the Company or its affiliates, except as provided in this Agreement.

                           c.       Termination Following a Change in Control.
Notwithstanding  Section  8(a) and 8(b),  Executive  and  the  Company   shall
execute a Change in Control Agreement, attached hereto as Exhibit B, which shall provide, pursuant to the terms of the Change in Control Agreement, Executive severance benefits in the event Executive is terminated by the Company without Cause (as defined in the Change in Control Agreement) or Executive resigns with Good Reason (as defined in the Change in Control Agreement) following, or in connection with, a Change in Control (as defined in the Change in Control Agreement) of the Company.

                           d.       Expiration of the Employment Term.

                           (i)  If,  as  of May 30,  2003,  Executive  and  the
Company have not mutually agreed to extend the Employment Term or the Company and Executive have not entered into a new employment agreement, the Employment Term and Executive's employment with the Company shall terminate on May 30, 2003 and such termination shall not be considered a termination by the Company without Cause or a resignation by Executive with Good Reason.

                           (ii)  If,  as of May  30,  2003,  Executive  and  the
Company have not mutually agreed to extend the Employment Term or the Company and Executive have not entered into a new employment agreement, Executive shall be entitled to: (A) receive the Accrued Rights; (B) receive the Pro Rata Bonus;
(C) exercise the Option for the period provided in Section 5(a) of this Agreement and (D) participate in the Welfare Plans.

                  Following Executive's termination of employment pursuant to this Section 8(d), Executive shall have no further rights to any compensation or any other benefits under this Agreement or any other severance plan, severance policy or severance arrangement of the Company or its affiliates, except as provided in this Agreement.

                           e.       Notice  of  Termination.   Any  purported
termination of employment by the Company or by Executive (other than due to Executive's death) before the expiration of the Employment Term shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 13(g) hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific
termination  provision relied upon and shall set forth in  reasonable   detail
the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

                           f.       Board  Resignation.  Upon termination  of
Executive's employment for any reason, Executive agrees to resign, as of the date of such termination and to the extent applicable, from the Board and the Board of Directors of any of the Company's affiliates.

                           g.       No Mitigation.   Executive  shall  not  be
required to mitigate any severance payments due hereunder and the severance shall not be reduced by any amounts otherwise earned by Executive. The amounts due hereunder shall be paid without offset, counterclaim, or defense.

                  9.       Non-Competition.

                           a.       Executive  acknowledges  and recognizes the
highly competitive nature of the businesses of D&B Inc. and New D&B and their subsidiaries (collectively, "D&B") and accordingly agrees as follows:

                           (1)  During the Employment Term and, for a period of
one year following  the  date  Executive  ceases  to  be   employed  by   the
Company  (the "Restricted Period"),  Executive will not directly or indirectly,
(i) engage in any business that materially competes with the business of D&B (including, without limitation, businesses which D&B have specific plans to conduct in the future and as to which Executive is aware of such planning),
(ii) enter the employ of, or render any services to, any person or entity engaged in any business that materially competes with the business of D&B in the portions of the business so competing, (iii) acquire a financial interest in, or otherwise become actively involved with, any person or entity engaged in any business that materially competes with the business of D&B, directly or
indirectly,  as  an  individual,   partner,  shareholder,  officer,  director,
principal, agent, trustee or consultant, or (iv) interfere with, or attempt to interfere with, business relationships (whether formed before or after the date of this Agreement) between D&B and customers, clients, suppliers, partners, members or investors of D&B.

                           (2) Notwithstanding  anything to the contrary in this
Agreement, Executive may directly or indirectly own, solely as an investment, securities of any person or entity engaged in the business of D&B which are
publicly traded on a national or regional stock exchange or on   the   over-the-
counter  market or are owned  through a mutual fund,  private   equity  fund or
other pooled account if Executive (i) is not a controlling person of, or a member of a group which controls, such person or entity and (ii) does not, directly or indirectly, own 3% or more of any class of securities of such person or entity. Furthermore, the limitations in (1) shall not apply to either American Express nor to serving as a director of an entity if less than ten percent of such entity's revenues (measured by the last fiscal year of the
entity  ending  prior  to the date Executive  accepts   such a role)  are from
materially competitive activities, subject to the Board's (or the Company's Chief Executive Officer, as the case may be) approval during the Employment Term as provided in Section 2(b) hereof.

                           (3)  During   the   Restricted   Period,   except  in
performance of his duties hereunder, Executive will not, directly or indirectly,
(i) solicit or encourage  any employee of D&B to leave the employment of D&B, or
(ii) hire any such employee who was employed by D&B as of the date of Executive's termination of employment with the Company or who left the employment of D&B within one (1) year prior to or after the termination of
Executive's employment hereunder. This restriction  shall not be  violated   by
general  advertising  or by serving as a reference.

                           (4) During the Restricted Period, Executive will not,
directly or indirectly, solicit or encourage to cease to work with D&B any consultant then under contract with D&B. This restriction shall not be violated by general advertising or by serving as a reference.

                           b.       It is  expressly understood and agreed that
although Executive and the Company consider the restrictions  contained in this
Section 9 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

                  10. Confidentiality. Executive will not at any time (whether during or after Executive's employment with the Company) disclose or use for Executive's own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its subsidiaries or affiliates, any trade secrets, information, data, or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans, or the business and affairs of the Company generally, or of any subsidiary or affiliate of the Company, except in the performance of his duties hereunder or in compliance with legal process; provided that the foregoing shall not apply to information which is not unique to the Company or which is generally known to the industry or the public other than as a result of Executive's breach of this covenant. In the event that Executive is compelled by legal process to disclose confidential information, he shall give prompt written notice to the Company to allow the Company the opportunity to object to or otherwise resist such order. Executive agrees that upon termination of Executive's employment with the Company for any reason, he will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company and its affiliates, except that he may retain personal notes, notebooks and diaries that do not contain confidential information of the type described in the preceding sentence. Notwithstanding the foregoing, Executive may also retain his personal Rolodex, telephone directories and address book; provided, that, to the extent such personal items contain confidential information, Executive shall be bound by the nondisclosure provisions of this Section 10. Executive further agrees that he will not retain or use for Executive's account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company or its affiliates.

                  11. Indemnification. The Company shall indemnify and hold harmless Executive to the fullest extent permitted by law for any action or inaction of Executive while serving as an officer and director of the Company or, at the Company's request, as an officer or director of any other entity or as a fiduciary of any benefit plan. The Company shall cover Executive under directors and officers liability insurance both during and, while potential liability exists, after the Employment Term in the same amount and to the same extent as the Company covers its other officers and directors.

                  12. Specific Performance. Executive acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of Section 9 or Section 10 would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

                  13.      Miscellaneous.

                           a.       Governing  Law.   This  Agreement  shall be
governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

                           b.  Entire   Agreement/Amendments.   This   Agreement
contains the entire understanding of the parties with respect to the employment of Executive by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

                           c.       No Waiver.  The failure of a party to insist
upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                           d.       Severability.  In the event that any one or
more of the provisions  of  this  Agreement   shall  be  or  become   invalid,
illegal  or  unenforceable  in   any  respect,  the   validity,  legality  and
enforceability of the remaining provisions of this Agreement shall not be affected thereby.

                           e.       Assignment.  This  Agreement  shall  not  be
assignable by Executive or  the  Company,   except  as provided   herein.  This
Agreement shall be assigned by the Company to New D&B simultaneously with the Spinoff and may be assigned by the Company or New D&B to an entity which is a successor in interest to substantially all of the business operations of the Company or New D&B. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of New D&B or such successor entity, but, except with regard to an assignment from the Company to New D&B, the assignor shall not be released hereunder and any such assignee, including but not limited to New D&B, shall promptly deliver to Executive a written assumption in a form reasonably acceptable to Executive.

                           f.       Successors;   Binding   Agreement.   This
Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees.

                           g.       Notice.  For the purpose of this Agreement,
notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or
overnight courier or three  days   after  it  has been  mailed by United  States
registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

         If to the Company:

                  The Dun & Bradstreet Corporation
                  One Diamond Hill Road
                  Murray Hill, NJ 07974-1218
Attention:  Senior Vice President and Business Affairs Officer

         If to Executive:

         To the most recent address of Executive set forth in the personnel records of the Company.

                           h.      Legal Fees. The Company shall pay Executive's
reasonable legal fees and costs associated with entering into this Agreement.

                           i.       Disputes. All disputes  and  controversies
arising under or in connection with this Agreement, other than the seeking of injunctive or other equitable relief pursuant to Section 9 or Section 10 hereof, shall be settled by arbitration conducted before one arbitrator sitting in New York City, New York, or such other location agreed by the parties hereto, in accordance with the rules for expedited resolution of commercial disputes of the American Arbitration Association then in effect. The determination of the arbitrator shall be final and binding on the parties. Judgment may be entered on the award of the arbitrator in any court having proper jurisdiction. All expenses of such arbitration shall be borne by each party; provided, that the fees and expenses of Executive shall be borne by the Company if Executive prevails on the merits as determined by the arbitrator.

                  14. Executive Representation. Executive hereby represents to the Company that the execution and delivery of this Agreement by Executive and the Company and the performance by Executive of Executive's duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any employment agreement or other agreement or policy to which Executive is a party or otherwise bound.

                  15. Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

                  16.   Counterparts.   This   Agreement   may  be   signed   in
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.





THE DUN & BRADSTREET                                       ALLAN Z. LOREN
CORPORATION

\s\ Clifford L. Alexander, Jr.                              \s\ Allan Z. Loren
By:  Clifford L. Alexander, Jr.
Title:  Chairman and Chief Executive Officer

                                                                 Exhibit A





Hershey Foods Corporation

The Reynolds and Reynolds Company

Venator Group, Inc.

eCustomers.com (Advisory Board)

Plural, Inc.

First Knowledge Partners Inc.

                                                               Exhibit B


                        THE DUN & BRADSTREET CORPORATION



                                                           May 15,2000



PERSONAL AND CONFIDENTIAL

Mr. Allan Z. Loren
c/o The Dun & Bradstreet Corporation
One Diamond Hill Road
Murray Hill, NJ 07974-1218

Dear Allan:

                  The Dun & Bradstreet Corporation (the "Company") considers it essential to the best interests of its shareholders to foster the continued employment of key management personnel. In this connection, the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a "Change in Control" (as such term is defined in Section 2) may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Company and its shareholders.

                  The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of key members of the Company's management, including yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control.

                  In order to induce you to remain in the employ of the Company, the Company agrees that you shall receive the severance benefits set forth in this letter agreement (the "Agreement") in the event your employment with the Company is terminated under the circumstances described below subsequent to a Change in Control. No provision of this letter agreement shall be effective for any purpose whatsoever except upon the occurrence of either a "Potential Change in Control" (as such term is defined in Section 2) or a Change in Control.

                  1. Term of Agreement. This Agreement shall commence on May 30, 2000 and shall continue in effect through May 30, 2003.

                  2. Change in Control; Potential Change in Control. (i) No benefits shall be payable hereunder unless there shall have been a Change in Control, as set forth below. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if:

                  (a) any "Person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

                  (b) during any period of twenty-four months (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than (1) a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section, (2) a director designated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (3) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

                  (c) the shareholders of the Company approve a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (2) after which no Person holds 20% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity; or

                  (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                  (ii) For purposes of this Agreement, a "Potential Change in Control" shall be deemed to have occurred if:

                  (a) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

                  (b) any Person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control;

                  (c) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

                  3. Termination Following Change in Control. (i) General. If any of the events described in Section 2 constituting a Change in Control shall have occurred, you shall be entitled to the benefits provided in Section 4(iii) upon the subsequent termination of your employment during the term of this Agreement (including a termination due to the expiration of your employment agreement with the Company) unless such termination is (a) because of your death or Disability, (b) by the Company for Cause, or (c) by you other than for Good Reason. If your employment with the Company is terminated prior to a Change in Control at the request of a Person engaging in a transaction or series of transactions that would result in a Change in Control, your actual termination shall be deemed to be covered by Section 3 of this Agreement, your Date of Termination shall be deemed to have occurred immediately following the Change in Control, and Notice of Termination shall have been deemed to have been given by the Company immediately prior to your actual termination. Notwithstanding the foregoing, in the event there is another agreement (e.g. an employment agreement) between the Company and Executive in effect upon the Date of Termination, which agreement by its terms provides for termination payments or benefits, under the applicable circumstances (whether or not in connection with a change of control) (each such payment or benefit, an "Other Benefit"), then Executive shall receive the Other Benefit in lieu of a similar payment or benefit otherwise afforded by this Agreement to the extent such Other Benefit is greater than the applicable payment or benefit under this Agreement. If any Other Benefit is not greater than a similar payment or benefit under this Agreement, Executive shall receive such payment or benefit under this Agreement in lieu of the applicable Other Benefit.

                  (ii) Disability. If, as a result of your incapacity due to physical or mental illness or disability, you shall have been absent from the full-time performance of your duties with the Company for six (6) consecutive months, and within thirty (30) days after written notice of termination is thereafter given you shall not have returned to the full-time performance of your duties, your employment may be terminated for "Disability."

                  (iii) Cause. Termination by the Company of your employment for "Cause" shall mean termination: (a) upon the willful and continued failure by you to substantially perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination (as defined in Subsection 3(v)) by you for Good Reason (as defined in Subsection 3(iv)), after a written demand for substantial performance is delivered to you by the Board, which demand specifically identifies the manner in which the Board believes that you have not substantially performed your duties; (b) upon the willful engaging by you in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; or (c) upon your conviction of a felony. For purposes of this Subsection, no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of conduct set forth above in this Subsection and specifying the particulars thereof in detail.

                  (iv) Good Reason. You shall be entitled to terminate your employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean without your express written consent, the occurrence after a Change in Control of any of the following circumstances unless, in the case of paragraphs
(a), (e), (f), (g) or (h), such circumstances are fully corrected prior to the Date of Termination (as defined in Section 3(vi)) specified in the Notice of Termination (as defined in Section 3(v)) given in respect thereof:

                  (a) the assignment to you of any duties inconsistent with the position in the Company that you held immediately prior to the Change in Control, or an adverse alteration in the nature or status of your responsibilities or the conditions of your employment from those in effect immediately prior to such Change in Control;

                  (b) a reduction by the Company in your annual base salary and/or guideline bonus and/or perquisites as in effect on the date hereof or as the same may be increased from time to time except for across-the-board perquisites reductions similarly affecting all management personnel of the Company and all management personnel of any Person in control of the Company;

                  (c) the relocation of the Company's offices at which you are principally employed immediately prior to the date of the Change in Control to a location more than thirty-five (35) miles from such location, except for required travel on the Company's business to an extent substantially consistent with your business travel obligations prior to the Change in Control; provided, however, that a relocation of the Company's offices at which you are principally employed immediately prior to the date of the Change in Control to New York City shall not constitute "Good Reason" for purposes of this Agreement;

                  (d) the failure by the Company to pay to you any portion of your compensation or to pay to you any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven (7) days of the date such compensation is due;

                  (e) the failure by the Company to continue in effect any material compensation or benefit plan in which you participated immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue your participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed at the time of the Change in Control;

                  (f) the failure by the Company to continue to provide you with benefits substantially similar to those enjoyed by you under any of the Company's life insurance, medical, dental, accident, or disability plans or perquisites in which you were participating at the time of the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits, or the failure by the Company to provide you with the number of paid vacation days to which you are entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control;

                  (g) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 5 hereof;

                  (h) any purported termination of your employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection (v) hereof (and, if applicable, the requirements of Subsection (iii) hereof), which purported termination shall not be effective for purposes of this Agreement; or

                  (i) the proposed spin-off of The New D&B Corporation ("New D&B") from the Company (the "Spinoff") not occurring prior to March 31, 2001.

Your right to terminate your employment pursuant to this Subsection shall not be affected by your incapacity due to physical or mental illness. Your continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

                  (v) Notice of Termination. Any purported termination of your employment by the Company or by you shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 6. "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

                  (vi) Date of Termination, Etc. "Date of Termination" shall mean (a) if your employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that you shall not have returned to the full-time performance of your duties during such thirty (30) day period), or (b) if your employment is terminated pursuant to Subsection (iii) or (iv) hereof or for any other reason (other than Disability), the date specified in the Notice of Termination (which, in the case of a termination for Cause shall not be less than thirty (30) days from the date such Notice of Termination is given, and in the case of a termination for Good Reason shall not be less than fifteen (15) nor more than sixty (60) days from the date such Notice of Termination is given; provided, however, that if within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this proviso), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, then the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); and provided, further, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.
Notwithstanding the pendency of any such dispute, the Company will continue to pay you your full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue you as a participant in all compensation, benefit and insurance plans in which you were participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Subsection. Amounts paid under this Subsection are in addition to all other amounts due under this Agreement, and shall not be offset against or reduce any other amounts due under this Agreement and shall not be reduced by any compensation earned by you as the result of employment by another employer.

                  4. Compensation Upon Termination or During Disability. Following a Change in Control, you shall be entitled to the following benefits during a period of disability, or upon termination of your employment, as the case may be, provided that such period or termination occurs during the term of this Agreement:

                  (i) During any period that you fail to perform your full-time duties with the Company as a result of incapacity due to physical or mental illness or disability, you shall continue to receive your base salary at the rate in effect at the commencement of any such period, together with all compensation payable to you under the Company's disability plan or program or other similar plan during such period, until this Agreement is terminated pursuant to Section 3(ii) hereof. Thereafter, or in the event your employment shall be terminated by reason of your death, your benefits shall be determined under the Company's retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs.

                  (ii) If your employment shall be terminated by the Company for Cause or by you other than for Good Reason, the Company shall pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation plan of the Company at the time such payments are due, and the Company shall have no further obligations to you under this Agreement.

                  (iii) If your  employment by the Company  should be terminated
(i) by the Company other than for Cause or Disability, (ii) if you should terminate your employment for Good Reason or (iii) your employment terminates due to the expiration of your employment agreement, you shall be entitled to the benefits provided below:

                  (a) the Company shall pay to you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, no later than the fifth day following the Date of Termination, plus all other amounts to which you are entitled under any compensation plan of the Company, at the time such payments are due;

                  (b) in lieu of any further salary payments to you for periods subsequent to the Date of Termination, the Company shall pay as severance pay to you, at the time specified in Subsection (v), a lump sum severance payment (in addition to the payments provided in paragraphs (c), (d), (e), (f), (g), (h), (i) and (j) below, the
         "Severance Payments") equal to (1) 300% of the greater of (A) your annual base salary in effect on the Date of Termination or (B) your annual base salary in effect immediately prior to the Change in Control, and (2) the greater of (X) 300% of your guideline bonus with respect to the year in which the Change in Control occurs and (Y) $2,100,000;

                  (c) you shall immediately vest in your benefits under the Supplemental Executive Benefit Plan and your annual base salary and guideline bonus (as taken into account under the first half of this Subsection (iii)(b)) shall count for three years additional credited service and be included in final average earnings calculations for participants in the Company's Retirement Account Plan, Supplemental Executive Benefit Plan, Pension Benefit Equalization Plan and any successor or substitute plans thereto, a sample calculation of which appears in Exhibit A to this Agreement;

                  (d) in lieu of shares of common stock of the Company  ("Common
         Shares") issuable upon exercise of outstanding options (other than options qualifying as incentive stock options ("ISOs") under Section 422A of the Internal Revenue Code of 1986 (the "Code") which ISOs were granted on or before the date hereof) ("Options"), and stock appreciation rights ("SARs"), if any, granted to you under the Company's 1998 Replacement Plan, 1998 Key Employees' Stock Incentive Plan or any successor or substitute plans thereto (except those SARs applicable to ISOs granted on or before the date hereof) (which Options shall be cancelled upon the making of the payment referred to below), the Company shall pay to you, at the time specified in Subsection (v), an amount in cash equal to the product of (1) the excess of, in the case of an ISO granted after the date hereof, the closing price of Common Shares as reported on the New York Stock Exchange on or nearest the Date of Termination (or, if not listed on such exchange, on a nationally recognized exchange or quotation system on which trading volume in the Common Shares is highest) and, in the case of all other Options, the higher of such closing price or the highest per share price for Common Shares actually paid in connection with any Change in Control, over the per share option price of each Option held by you (whether or not then fully exercisable), and (2) the number of Common Shares covered by each such Option;

                  (e) in lieu of Common Shares issuable upon the lapse of restrictions, if any, granted to you under the Company's 1998 Replacement Plan, 1998 Key Employees' Stock Incentive Plan or any successor or substitute plan(s) thereto, the Company shall pay to you, at the time specified in Subsection (v), an amount in cash equal to the product of (1) the closing price of Common Shares as reported on the New York Stock Exchange on or nearest the Date of Termination (or, if not listed on such exchange, on a nationally recognized exchange or quotation system on which trading volume in the Common Shares is highest) or the highest per share price for Common Shares actually paid in connection with any Change in Control, whichever is greater (such price, the "Price"), and (2) the number of Common Shares granted to you subject to such restrictions;

                  (f) (1) all outstanding performance units awarded to you under the Company's 1998 Key Employees' Stock Incentive Plan, whether or not vested, shall be cancelled, and you shall receive a cash payment equal to the amount you would have earned at a 100% target award valuation; and (2) all outstanding unrestricted stock awarded to you under such plan, whether or not vested, shall be cancelled, and you shall receive a cash payment equal to the product of (A) the number of cancelled unrestricted shares and (B) the Price;

                  (g) the Company shall provide you with a cash allowance, at the time specified in Subsection (v), for outplacement counseling and job search activities in the amount of 20% of your annual salary and guideline bonus as in effect on the Date of Termination but not to exceed a maximum allowance of $100,000; and the Company shall pay to you all legal fees and expenses incurred by you as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder);

                  (h) for a thirty-six (36) month period after such termination, the Company shall arrange to provide you with life and health insurance benefits and perquisites substantially similar to those which you were receiving immediately prior to the Notice of Termination.
         Notwithstanding the foregoing, the Company shall not provide any benefit otherwise receivable by you pursuant to this paragraph (h) if an equivalent benefit is actually received by you during the thirty-six
         (36) month period following your termination, and any such benefit actually received by you shall be reported to the Company;

                  (i) at the time specified in Subsection (v), the Company shall pay to you, in lieu of amounts which may otherwise be payable to you under any bonus plan (a "Bonus Plan"), an amount in cash equal to (1) your annual target bonus for the year in which the Change in Control occurs, multiplied by a fraction, (A) the numerator of which equals the number of full or partial days in such annual performance period during which you were employed by the Company and (B) the denominator of which is 365, and (2) the entire target bonus opportunity with respect to each performance period in progress under all other Bonus Plans in effect at the time of termination; and

                  (j) you shall receive retiree medical and life benefits from the Company. Such benefits shall be no less favorable than the benefits that you would have received had you, at the time Notice of Termination is given, both (1) attained age 55 and (2) retired from the Company. Notwithstanding the foregoing, any benefit described in the preceding sentence shall constitute secondary coverage with respect to retiree medical and life benefits actually received by you in connection with any subsequent employment (or self-employment) following your termination.

                  (iv) In the event that you become entitled to the Severance Payments, if any of the Severance Payments will be subject to the tax (the "Excise Tax") imposed by section 4999 of the Code, (or any similar federal, state or local tax that may hereafter be imposed), the Company shall pay to you at the time specified in Subsection (v) below, an additional amount (the "Gross-Up Payment") such that the net amount retained by you, after deduction of any Excise Tax on the Total Payments (as hereinafter defined) and any federal, state and local income tax and Excise Tax upon the payment provided for by this subsection, shall be equal to the Total Payments. For purposes of determining whether any of the Severance Payments will be subject to the Excise Tax and the amount of such Excise Tax, (a) any other payments or benefits received or to be received by you in connection with a Change in Control or your termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (which, together with the Severance Payments, constitute the "Total Payments") shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and acceptable to you such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of section 280G(b)(4) of the Code in excess of the base amount within the meaning of section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax, (b) the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (1) the total amount of the Total Payments and (2) the amount of excess parachute payments within the meaning of section 280G(b)(1) (after applying clause (a), above), and (c) the value of any non-cash benefits or any deferred payments or benefit shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d) (3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, you shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of your residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of your employment, you shall repay to the Company within ten
(10) days after the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the Gross-Up Payment being repaid by you if such repayment results in a reduction in Excise Tax and/or a federal and state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of your employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess) within ten (10) days after the time that the amount of such excess is finally determined.

                  (v) The payments  provided for in Subsections  (iii)(b),  (d),
(e), (f), (g) and (i) shall be made not later than the fifth day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to you on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to you, payable on the fifth day after demand by the Company (together with interest at the rate provided in section 1274(b)(2)(B) of the Code).

                  (vi) Except as provided in Subsections (iii)(h) and (iii)(j) hereof, you shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by you as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by you to the Company, or otherwise.

                  5. Assignment; Successors; Binding Agreement. (i) This Agreement shall be assigned by the Company to New D&B simultaneously with the Spinoff. The Company will require New D&B to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such assignment had taken place. In the event that the Spinoff occurs following a Change in Control, failure of the Company to obtain such express assumption and agreement of such assignment shall be a breach of this Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms to which you would be entitled hereunder if you terminate your employment for Good Reason following a Change in Control, except that for purposes of implementing the foregoing, the date on which the Spinoff becomes effective shall be deemed the Date of Termination.

                  (ii) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such express assumption and agreement at or prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms to which you would be entitled hereunder if you terminate your employment for Good Reason following a Change in Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                  (iii) This Agreement shall inure to the benefit of and be enforceable by you and your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder had you continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

                  6. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notice to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                  7. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Company under Section 4 shall survive the expiration of the term of this Agreement.

                  8. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  9. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  10. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto and, except as provided herein, supercedes the provisions of all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto with respect to the effect of a Change in Control on the relationship between the Company and its affiliates and Executive.

                  If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter, which will then constitute our agreement on this subject.

                                       Sincerely,

                                       THE DUN & BRADSTREET CORPORATION


                                       BY: \s\ Clifford L. Alexander, Jr.
                                           Clifford L. Alexander, Jr.
                                           Chairman and Chief Executive Officer




Agreed to this 15th day of May, 2000.


\s\ Allan Z. Loren
Allan Z. Loren


[Exhibit A -- Intentionally Omitted]